Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Syniverse Holdings, Inc.:

(1)	Registration Statement (Form S-8, No. 333-124866) pertaining to the Syniverse Holdings, Inc. Amended and Restated Founders’ and Non-Employee Directors Stock Option Plans,

(2)	Registration Statement (Form S-8, No. 333-134057) pertaining to the Syniverse Holdings, Inc. 2006 Long-term Equity Incentive Plan and Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-3, No. 333-143631) of Syniverse Holdings, Inc. and related Prospectus;

of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of Syniverse Holdings, Inc. and the effectiveness of internal control over financial reporting of Syniverse Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP Certified Public Accountants

Tampa, Florida

February 26, 2009